Master Investment Portfolio
Transactions Effected Pursuant to Rule 10f-3
N-SAR Item 77(O)						Aggregate	Aggregate		Total
				Underwriter		Principal	Principal	Purchase	Commission
		Date of	Date of	From Whom	Affiliated	Amount	Amount	Price	Paid to
Series	Issuer	Offering	Purchase	Purchased	Underwriter	of Offering	Purchased	Per Share	Affiliate

15	DaimlerChrysler Auto Trust 2006-C Class A-1	09/26/06	09/26/06	JPMorgan	Barclays Capital	504,000,000	25,000,000	100.000	-
15	Holmes Master Issuer PLC 2006-1A Class 1A	11/15/06	11/15/06	Citigroup	Barclays Capital	1,500,000,000	82,000,000	100.000	-
15	Capital Auto Receivables Asset Trust 2006-2 Class A1	12/06/06	12/06/06	BNP Paribas Securities Corp	Barclays Capital	750,000,000	64,000,000	100.000	-

20	Holmes Master Issuer PLC 2006-1A Class 1A	11/15/06	11/15/06	Citigroup	Barclays Capital	1,500,000,000	93,000,000	100.000	-

22	Lafarge S.A.	07/13/06	07/13/06	Citigroup	Barclays Capital	2,000,000,000	2,800,000	99.327	-
22	Realogy Corp	10/13/06	10/13/06	JPMorgan	Barclays Capital	250,000,000	4,000,000	100.000	-
22	Idearc Inc.	11/01/06	11/01/06	JP Morgan Chase	Barclays Capital	2,850,000,000	750,000	100.000	-
22	Time Warner Inc. 5YR	11/08/06	11/08/06	Bank of America	Barclays Capital	1,000,000,000	2,100,000	99.922	-
22	Time Warner Inc. 30YR	11/08/06	11/08/06	Bank of America	Barclays Capital	1,000,000,000	700,000	99.921	-
22	HCA Inc.	11/09/06	11/09/06	Citigroup	Barclays Capital	3,200,000,000	750,000	100.000	-
22	Comcast Corporation	11/14/06	11/14/06	Bank of America	Barclays Capital	600,000,000	1,250,000	102.597	-
22	Mosaic Company	11/16/06	11/16/06	JPMorgan	Barclays Capital	475,000,000	250,000	100.000	-
22	Georgia Pacific	12/13/06	12/13/06	Bank of America	Barclays Capital	750,000,000	500,000	100.000	-
22	WIMAR OPCO	12/14/06	12/14/06	Credit Suisse	Barclays Capital	960,000,000	500,000	100.000	-

Note 1	DaimlerChrysler Auto Trust 2006-C Class A-1	09/26/06	09/26/06	JPMorgan	Barclays Capital	504,000,000	25,000,000	100.000	-

Note 1
Each of the Series, other than Series 15, 20, 23 and 24, had securities out on loan on the day of the transaction and participated indirectly in the transaction through their interests in a joint account used for securities lending cash collateral reinvestment.